Exhibit 4.3

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SERIES D PREFERRED

STOCK INVESTORS’ RIGHTS AND STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Series D Preferred Stock Investors’ Rights and Stockholders Agreement, dated as of November 4, 2019 (as it may be further amended, the “Agreement”), is made as of April 17, 2020 by and among SelectQuote, Inc., a Delaware corporation (the “Company”) and the Series D Investors set forth on the signature pages hereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, the Company and the Series D Investors desire to amend the Agreement to adjust the Maturity Date from January 31, 2025 to March 30, 2025;

WHEREAS, pursuant to Section 8.9 of the Agreement, the Company and a majority in interest of the Series D Investors may amend the Agreement, provided that such amendment does not affect the Stockholders other than the Series D Investors; and

WHEREAS, the adjustment of the Maturity Date does not affect the Stockholders other than the Series D Investors and the Series D Investors party to this Amendment constitute a majority in interest of the Series D Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Amendments. Section 4.1(a) of the Agreement is hereby amended as follows: the reference to “January 31, 2025” in the second sentence of Section 4.1 of the Agreement is hereby replaced with “March 30, 2025”.

2. Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

4. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

SELECTQUOTE, INC.

By:	/s/ Tim Danker
Name:	Tim Danker
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to the Amended and Restated Series D Investors’ Rights

and Stockholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SERIES D INVESTOR:

BEP III CO-INVEST LLC

By:	Brookside Equity Partners LLC, its manager

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

[Signature Page to Amendment No. 1 to the Amended and Restated Series D Investors’ Rights

and Stockholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SERIES D INVESTOR:

BEP III LLC

By:	Brookside Equity Partners LLC, its manager

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

[Signature Page to Amendment No. 1 to the Amended and Restated Series D Investors’ Rights

and Stockholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SERIES D INVESTOR:

SQ Co-investors LLC

By:	Brookside Equity Partners LLC, its manager

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

[Signature Page to Amendment No. 1 to the Amended and Restated Series D Investors’ Rights

and Stockholders Agreement]